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                                                      EXHIBIT 5.1

                WOLF, BLOCK, SCHORR AND SOLIS-COHEN

                   Twelfth Floor Packard Building
               S.E. Corner 15th and Chestnut Streets
                    Philadelphia, PA  19102-2678

                      Facsimile: (215) 977-2334
                      Facsimile: (215) 977-2346

(215) 977-2234


                          December 19, 1996

Comcast Corporation
1500 Market Street
Philadelphia, PA  19102-2145

         Re:   Comcast Corporation 1996
               Deferred Compensation Plan (the "Plan")
               ---------------------------------------

Gentlemen:

         We have acted as counsel for Comcast Corporation (the "Company") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "1933 Act"), of obligations which may be incurred by the Company pursuant to the Plan ("Deferred Compensation Obligations") and the filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-8 relating to $20,000,000 of Deferred Compensation Obligations (the "Registration Statement").

         As such counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

         On the basis of the foregoing, and in reliance thereon,
and on such other matters as we deem relevant in the
circumstances, we are of the opinion that Deferred Compensation
Obligations incurred by the Company in accordance with the terms of the Plan will be valid and binding obligations of the Company enforceable against the Company in accordance with the terms of the Plan, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and
(b) general principles of equity, regardless of whether
enforceability is considered in a proceeding at law or in equity.
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         We hereby consent to the filing of this opinion with the
Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933
Act or the Rules and Regulations of the Commission.

                              Very truly yours,

                     WOLF, BLOCK, SCHORR AND SOLIS-COHEN

                     Wolf, Block, Schorr and Solis-Cohen